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Exhibit 10(a)(4)


                      1990 NON-EMPLOYEE DIRECTOR STOCK PLAN

     1.   PURPOSE AND EFFECTIVE DATE

     The purpose of this Plan is to aid the Company in attracting and retaining Non-Employee Directors by encouraging and enabling the acquisition of a financial interest in the Company by Non-Employee Directors through the issuance of Shares with respect to his or her services as a Director of the Company.

     This Plan shall become effective upon its approval by the stockholders of the Company, but issuance of Shares shall not be made until following the receipt of required regulatory approvals.

     2.   DEFINITIONS

     As used in this Plan:

     2.1  The term "Board" means the Board of Directors of the Company.

     2.2  The term "Company" means UtiliCorp United Inc., a Delaware
          Corporation.

     2.3 The term "Fair Market Value Per Share" means (a) the average of the highest and lowest sale prices per Share as reported on the New York Stock Exchange on the date as of which such determination is to be made, or (b) in the absence of reported sales on that date, the average of such reported highest and lowest sale prices per Share on the next preceding date on which reported sales occurred.

     2.4 The term "Non-Employee Director" means any person who is elected or appointed to the Board and who is not, as of the date eligibility for this Plan is determined, an employee of the Company or any of its subsidiaries.

     2.5 The term "Payment Date" means March 31, June 30, September 30 and December 31 of each Year.

     2.6 The term "Plan" means this 1990 Non-Employee Director Stock Plan, as it may be amended from time to time.

     2.7 The term "Quarter" means the three (3) month period preceding a Payment Date.

     2.8 The term "Share" means a share of common stock, $1.00 par value, of the Company.

     2.9  The term "Year" means the calendar year.


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     3.   ELIGIBILITY

     Participation in this Plan is limited to Non-Employee Directors.

     4.   SHARE PAYMENT

     4.1 On each Payment Date, the Company shall issue to each Non-Employee Director that number of Shares equal to $2,500 divided by the Fair Market Value Per Share on the Payment Date for services performed as a Non-Employee Director during the preceding Quarter (the "Share Payment"). Any fractional share shall be paid to the Non-Employee Director in cash.

     4.2 With respect to the Year in which this Plan is approved by stockholders of the Company, or in the event a person is elected or otherwise become a Non-Employee Director at any time other than the first day of a Quarter, such person shall commence participation in this Plan as of the first day of the quarter next following the date of such stockholder approval or becoming a Non-Employee Director, as the case may be.

     4.3 As soon as practicable after a Payment Date, the Company shall cause to be issued and delivered to each Non-Employee Director a stock certificate, registered in the name of such Non-Employee Director, evidencing the Share Payment pursuant to this Plan and shall deliver to such Non-Employee Director the cash representing any fractional Share.

     4.4 Non-Employee Directors shall not be deemed for any purpose to be, or have any rights as, shareholders of the Company with respect to any Shares awarded under this Plan except if, as and when Shares are issued and then only from the date of the certificates therefor. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of such stock certificate.

     5.   SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided below, an aggregate of 100,000 Shares shall be available for issuance under the Plan. The Shares to be issued under the Plan may be made available from authorized but unissued Shares or Shares held in the treasury. Any change in the number of outstanding Shares of the Company occurring through stock splits, combination of Shares, recapitalization or stock dividends after the adoption of Plan shall be appropriately reflected in an increase or decrease in the aggregate number of Shares available for issuance under the Plan.

     6.   AMENDMENT AND DISCONTINUANCE

     6.1 The Board may, without further action by the stockholders, amend this Plan or condition or modify Shares issued under this Plan (a) to conform this Plan to securities or other laws, or rules, regulations or regulatory interpretations thereof, applicable to this Plan, or (b) to comply with stock exchange rules or requirements.


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     6.2  The Board may from time to time amend this Plan, or any provision thereof, without further action of the Company's stockholders, except that:

     (a) No amendment may affect a Non-Employee Director's rights under any Shares issued under this Plan made prior to such amendment without such Non-Employee Director's consent.

     (b) No amendment may change the manner of calculating a Share Payment on the number of Shares available for issuance under the Plan.

     (c)  This Section 6.2 may not be amended.

     6.3 The Board may suspend or discontinue this Plan in whole or in part, but any such suspension or discontinuance shall not affect Share Payments under this Plan prior thereto.

     7.   COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS

     No Share Payments shall be made unless such Share Payments comply with all applicable legal requirements including without limitation, compliance with the provisions of the Securities Act of 1933, as amended, the requirements of the exchanges on which Shares may, at the time, be listed, and any requirements of other governmental or regulatory authorities.

     8.   DEFERRAL ELECTION

     8.1 Notwithstanding section 4 or any other provision in this Plan to the contrary, each Non-Employee Director shall have the right to elect to defer the entire amount of the Share Payments otherwise payable to him pursuant to section 4 ("Deferral Election"). Any Deferral Election under this section shall be irrevocable and must be made in writing on or before December 31 of the year prior to the year in which such Share Payments are to be earned. Unless revoked prior to the first day of any subsequent calendar year, a Non-Employee Director's Deferral Election shall continue in effect with respect to all Share Payments payable to such Director in accordance with this Plan.

     8.2 As of each Payment Date, a number equal to the Non-Employee Director's Share Payment that is subject to a Deferral Election shall be credited to an unfunded "Stock Account" maintained on his or her behalf. Any fractional shares that would otherwise be payable to a Non-Employee Director pursuant to section 4 shall be ignored.

     8.3 A separate, unfunded "Cash Account" shall be established on behalf of each Non-Employee Director who has made a Deferral Election. Such Cash Account shall be credited from time to time with an amount equal to any dividends that would have been paid by the Company to the Non-Employee Director with respect to the shares credited to his or her Stock Account. No interest shall accrue on the amounts credited to a Non-Employee Director's Cash Account.


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     8.4  The Stock Account of each Non-Employee Director shall be paid to the
Non-Employee Director in whole shares of stock as soon as reasonably practicable following the earlier of: (i) the date such Non-Employee Director retires or otherwise ceases to be a Director of the Company; or (ii) any future date specified by the Non-Employee Director on his or her deferral election form. The Cash Account of each Non-Employee Director shall be paid in cash at the same time the Non-Employee Director's Stock Account is paid, or if such Non-Employee Director elects on his or her deferral election form, as soon as reasonably practicable following the last day of each calendar year.

     8.5 A Non-Employee Director may designate, at any time and from time to time, a beneficiary to receive his or her Stock Account and Cash Account in the event of his or her death. Any such beneficiary designation must be signed in writing and received by the Company prior to the Non-Employee Director's death.

     8.6 The deferral of any Share Payments by a Non-Employee Director pursuant to the provisions of this section 8, shall confer no rights upon such Director, as a shareholder of the Company or otherwise, with respect to the shares credited to his or her Stock Account. The amount credited to a Non-Employee Director's Stock Account and Cash Account shall at all times remain an unfunded and unsecured obligation of the Company.